Exhibit 4.5

SPECIMEN UNIT WARRANT CERTIFICATE

NUMBER	[ ] UNIT WARRANTS
UWA-

(THIS UNIT WARRANT WILL BE VOID IF NOT EXERCISED PRIOR TO 5:00 P.M.

NEW YORK CITY TIME, SIXTY MONTHS FROM THE CLOSING DATE OF THE COMPANY’S INITIAL PUBLIC OFFERING)

MONSTER DIGITAL, INC.

CUSIP

UNIT WARRANT

THIS UNIT WARRANT CERTIFIES THAT, for value received                                         , or registered agents, is the registered holder of a Warrant or Warrants expiring on a date which is sixty (60) months from the closing date (the “Unit Warrant”)of the Company’s initial public offering (the “Offering”), to purchase one fully paid and non-assessable share (the “Unit Warrant Shares”), of common stock, par value $0.0001 per share (the “Common Stock”), of MONSTER DIGITAL, INC., a Delaware corporation (the “Company”), for each Unit Warrant evidenced by this Unit Warrant Certificate. This Unit Warrant Certificate is subject to and shall be interpreted under the terms and conditions of the Unit Warrant Agreement (as defined below).

The Unit Warrant entitles the holder thereof to purchase from the Company, from time to time, in whole or in part, commencing upon the date when the Company’s units issued in the Offering detach and the Common Stock and the Unit Warrants begin to trade separately, such number of Unit Warrant Shares at the price of $9.375 per share (the “Unit Warrant Price”), upon surrender of this Unit Warrant Certificate and payment of the Unit Warrant Price at the office or agency of Corporate Stock Transfer, Inc. (the “Unit Warrant Agent”), such payment to be made subject to the conditions set forth herein and in the Unit Warrant Agreement, dated [            ], 201g, between the Company and the Unit Warrant Agent (the “Unit Warrant Agreement”). In no event shall the registered holder(s) of this Unit Warrant be entitled to receive a net-cash settlement in lieu of physical settlement in Unit Warrant Shares of the Company. The Unit Warrant Agreement provides that, upon the occurrence of certain events, the Unit Warrant Price and the number of Unit Warrant Shares purchasable hereunder, set forth on the face hereof, may be adjusted, subject to certain conditions. The term Unit Warrant Price as used in this Unit Warrant Certificate refers to the price per Unit Share at which Unit Warrant Shares may be purchased at the time the Unit Warrant is exercised.

This Unit Warrant will expire on the date first referenced above if it is not exercised prior to such date by the registered holder pursuant to the terms of the Unit Warrant Agreement or if it is not redeemed by the Company prior to such date.

No fraction of a Share will be issued upon any exercise of a Unit Warrant. If, upon exercise of a Unit Warrant, a holder would be entitled to receive a fractional interest in a Share, the Company will, upon exercise, pay a cash adjustment in respect such fraction in an amount equal to such fraction multiplied by the Unit Warrant Price.

Upon any exercise of the Unit Warrant for less than the total number of full Unit Warrant Shares provided for herein, there shall be issued to the registered holder(s) hereof or its assignee(s) a new Unit Warrant Certificate covering the number of Unit Warrant Shares for which the Unit Warrant has not been exercised.

Unit Warrant Certificates, when surrendered at the office or agency of the Unit Warrant Agent by the registered holder(s) hereof in person or by attorney duly authorized in writing, may be exchanged in the manner and subject to the limitations provided in the Unit Warrant Agreement, but without payment of any service charge, for another Unit Warrant Certificate or Unit Warrant Certificates of like tenor and evidencing in the aggregate a like number of Unit Warrants.

Upon due presentment for registration of transfer of the Unit Warrant Certificate at the office or agency of the Unit Warrant Agent, a new Unit Warrant Certificate or Unit Warrant Certificates of like tenor and evidencing in the aggregate a like number of Unit Warrants shall be issued to the transferee(s) in exchange for this Unit Warrant Certificate, subject to the limitations provided in the Unit Warrant Agreement, without charge except for any applicable tax or other governmental charge.

The Company and the Unit Warrant Agent may deem and treat the registered holder(s) as the absolute owner(s) of this Unit Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone) for the purpose of any exercise hereof, of any distribution to the registered holder(s), and for all other purposes, and neither the Company nor the Unit Warrant Agent shall be affected by any notice to the contrary.

This Unit Warrant does not entitle the registered holder(s) to any of the rights of a stockholder of the Company.

From and after one year following its issuance and prior to its expiration date, the Company reserves the right to call the Unit Warrant at any time, with a notice of call in writing to the holder(s) of record of the Unit Warrant, giving 30 days’ notice of such call if the last reported sale price of the Unit Warrant Shares has been equal to or greater than 160% of the Unit Warrant Price for any 20 consecutive trading days ending on the third business day prior to the date on which notice of such call is given, provided that a registration statement under the Act with respect to the Unit Warrant Shares is effective and a current prospectus is available for use by the registered holders hereof. The call price of the Unit Warrants is $.001 per Unit Warrant.

If the foregoing conditions are satisfied and the Company calls the Unit Warrant for redemption, each holder will then be entitled to exercise his, her or its Unit Warrant prior to the date scheduled for redemption. Any Unit Warrant either not exercised or tendered back to the Company by the end of the date specified in the notice of call shall be canceled on the books of the Company and have no further value except for the $.001 call price.

COUNTERSIGNED:
CORPORATE STOCK TRANSFER, INC.
UNIT WARRANT AGENT

BY:
AUTHORIZED OFFICER

DATED:

(Signature)
CHIEF EXECUTIVE OFFICER

(Seal)

(Signature)
SECRETARY

[REVERSE OF CERTIFICATE]

SUBSCRIPTION FORM

To Be Executed by the Registered Holder(s) in Order to Exercise Unit Warrants

The undersigned hereby irrevocably elects to exercise the right, represented by this Unit Warrant Certificate, to receive shares of Common Stock in accordance with the terms of this Unit Warrant Certificate and pursuant to the method selected below. Capitalized terms used herein and not otherwise defined have the respective meanings set forth in the Unit Warrant Agreement. PLEASE CHECK THE APPLICABLE METHOD OF PAYMENT:

☐	a “Cash Exercise” with respect to Unit Warrant Shares; or

☐	a “Cashless Exercise” with respect to Unit Warrant Shares because on the date of this exercise, there is no effective registration statement registering the Unit Warrant Shares, or the prospectus contained therein is not available for the resale of the Unit Warrant Shares, in which event the Company shall deliver to the registered holder(s) shares of Common Stock pursuant to Section 3.3.2 of the Unit Warrant Agreement.

The undersigned requests that a certificate for such shares be registered in the name(s) of

(PLEASE TYPE OR PRINT NAME(S) AND ADDRESS)
(SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER(S))

and be delivered to
(PLEASE PRINT OR TYPE NAME(S) AND ADDRESS)

and, if such number of Warrants shall not be all the Unit Warrants evidenced by this Unit Warrant Certificate, that a new Unit Warrant Certificate for the balance of such Unit Warrants be registered in the name of, and delivered to, the registered holder(s) at the address(es) stated below:

Dated:

(SIGNATURE(S))

(ADDRESS(ES))

(TAX IDENTIFICATION NUMBER(S))

ASSIGNMENT

To Be Executed by the Registered Holder in Order to Assign Unit Warrants

For Value Received,                                      hereby sell(s), assign(s), and transfer(s) unto

(PLEASE TYPE OR PRINT NAME(S) AND ADDRESS(ES))

(SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER(S))

and to be delivered to
(PLEASE PRINT OR TYPE NAME(S) AND ADDRESS(ES))

(SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER(S))

of the Unit Warrants represented by this Unit Warrant Certificate, and hereby irrevocably constitute and appoint                      Attorney to transfer this Unit Warrant Certificate on the books of the Company, with full power of substitution in the premises.

Dated:

(SIGNATURE(S))

NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed:

By

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).